Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined balance sheet combines the unaudited condensed balance sheets of LKQ Corporation (“LKQ”) as of June 30, 2007 and of Keystone Automotive Industries, Inc. (“Keystone”) as of June 29, 2007, and gives effect to the acquisition of Keystone by LKQ (the “Merger”) as if it had been completed on June 30, 2007. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2007 combine the historical results of LKQ for the six-month period ended June 30, 2007 and Keystone for the six-month period ended June 29, 2007 (fiscal fourth quarter ended March 30, 2007 combined with fiscal first quarter ended June 29, 2007). The unaudited pro forma condensed combined statements of income for the year ended December 31, 2006 combine the historical results of LKQ and Keystone for the fiscal years ended December 31, 2006 and March 30, 2007, respectively. The unaudited pro forma condensed combined statements of income for all periods presented give effect to the Merger as if it had occurred on January 1, 2006.

The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations would actually have been if the Merger occurred as of the dates indicated or what such financial position or results would be for any future periods. The unaudited pro forma condensed combined financial statements are based upon the respective historical consolidated financial statements of LKQ and Keystone, and should be read in conjunction with:

•                  the accompanying notes to unaudited pro forma condensed combined financial statements;

•                  the separate historical financial statements of LKQ as of and for the six months ended June 30, 2007 included in LKQ’s quarterly report on Form 10-Q for the six months ended June 30, 2007;

•                  the separate historical financial statements of LKQ as of and for the year ended December 31, 2006 included in LKQ’s annual report on Form 10-K for the year ended December 31, 2006;

•                  the separate historical financial statements of Keystone as of and for the thirteen weeks ended June 29, 2007 included elsewhere in this report on Form 8-K;

•                  the separate historical financial statements of Keystone as of and for the year ended March 30, 2007 included elsewhere in this report on Form 8-K.

The unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting. Based upon the terms of the Merger, LKQ is treated as the acquirer of Keystone. Accordingly, we have adjusted the historical consolidated financial information to give effect to the impact of the consideration issued in connection with the Merger. In the unaudited pro forma condensed combined balance sheet, LKQ’s cost to acquire Keystone has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective values as of the date of the Merger. Any differences between fair value of the consideration issued and the fair value of the assets and liabilities acquired will be recorded as goodwill. The amounts allocated to acquired assets and liabilities in the unaudited pro forma condensed combined financial statements are based upon LKQ management’s preliminary internal valuation estimates. Definitive allocations will be performed and finalized based upon certain valuations and other studies that will be performed by LKQ with the services of outside valuation specialists after the closing of the Merger. Accordingly, the purchase price allocation adjustments and related amortization reflected in the following unaudited pro forma condensed combined financial statements are preliminary, have been made solely for the purpose of preparing these statements and are subject to revision based on a final determination of fair value after closing of the Merger. For example, if the value of the definite-lived intangible assets increased by 10%, annual pro forma operating income would decrease by $0.4 million.

The unaudited pro forma condensed combined statements of income also include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as increased amortization expense on acquired intangible assets.

The unaudited pro forma condensed combined statements of income do not include the impacts of any revenue, cost or other operating synergies that may result from the Merger or any related restructuring costs. Key areas for benefits include purchasing efficiencies, warehousing and distribution savings, overhead reductions including those related to duplicative public company expenses, and working capital efficiencies. There will also be potential cross-selling opportunities and enhanced fulfillment rates.

The unaudited pro forma condensed combined financial statements do not reflect the impact of financing, liquidity or other balance sheet repositioning that may be undertaken subsequent to the Merger. Simultaneous with the filing of this report on Form 8-K, LKQ is filing a prospectus supplement to a shelf registration statement LKQ has on file with the Securities and Exchange Commission, pursuant to which LKQ plans to issue and sell 8,500,000 shares of its common stock prior to the expected closing of the Keystone acquisition. LKQ expects estimated net proceeds from that offering of $252.1 million based on the closing price of LKQ’s common stock on the NASDAQ Global Select Market on August 31, 2007 of $30.98 per share. The proceeds LKQ will receive from that offering, if and when completed, are expected to be used toward the acquisition of Keystone. The closing of that offering is not conditioned on the closing of the debt financing or the acquisition of Keystone, and we expect to close that offering prior to completing either the debt financing or the acquisition of Keystone. These unaudited pro forma condensed combined financial statements include a column for equity financing adjustments and an as adjusted column that reflect the expected impact of the sale of common stock from that stock offering.

The unaudited pro forma condensed combined financial statements do not reflect certain amounts resulting from the Merger because we consider them to be of a non-recurring nature. Such amounts will be comprised of charges for the sale of inventories revalued at the date of acquisition as well as restructuring and other exit and non-recurring costs related to the integration of the LKQ and Keystone businesses. To the extent the exit costs relate to the Keystone business and meet certain criteria, they will be recognized in the opening balance sheet in accordance with EITF Issue No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination.” To the extent that such costs relate to the LKQ business, they will not meet the criteria in EITF Issue No. 95-3 and will be recorded as expenses pursuant to Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” LKQ and Keystone have just recently begun collecting information in order to formulate detailed integration plans to deliver planned synergies. However, at this time, the status of integration plans and the related merger-related costs that are reflected in the following unaudited pro forma condensed combined balance sheet are preliminary, have been made solely for the purpose of preparing these statements, and are subject to revision after the closing of the Merger.

Based upon LKQ’s review of Keystone’s summary of significant policies disclosed in Keystone’s financial statements, the nature and amount of any adjustments to the historical financial statements of Keystone to conform their accounting policies to those of LKQ are not expected to be significant. Upon consummation of the Merger, further review of Keystone’s accounting policies and financial statements may result in required revisions to Keystone’s policies and classifications to conform to LKQ’s.  Keystone will be required to adopt LKQ’s reporting calendar. As a result, Keystone will change its fiscal year from a 52/53 week fiscal year to a calendar year basis upon the closing of the Merger.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2007

(In thousands, except share and per share data)

	Historical				LKQ	Equity
	June 30, 2007	June 29, 2007	Pro Forma		Combined	Financing
	LKQ	Keystone	Adjustments		Pro Forma	Adjustments		As Adjusted
Assets

Current Assets:
Cash and equivalents	$8,854	$20,350	$(11,936	)(b)	$17,268	$60,623	(k)	$77,891
Receivables, net	54,143	60,090	—		114,233	—		114,233
Inventory	156,557	144,388	2,700	(d)	303,645	—		303,645
Deferred income taxes	3,172	—	11,564	(a)	21,536	—		21,536
			6,800	(f)		—
Prepaid expenses	3,670	16,915	(11,564	)(a)	11,361	—		11,361
			2,340	(b)

Total Current Assets	226,396	241,743	(96)		468,043	60,623		528,666

Property and Equipment, net	140,557	39,076	—		179,633	—		179,633
Intangibles	263,573	44,123	(43,087	)(c)	889,933	—		889,933
			625,324	(e)
Other Assets	15,543	9,927	(4,291	)(a)	24,945	(3,750	)(k)	21,195
			14,110	(b)
			(9,894	)(m)
			(450	)(j)

Total Assets	$646,069	$334,869	$581,616		$1,562,554	$56,873		$1,619,427

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$17,714	$29,152	$—		$46,866	$—		$46,866
Accrued expenses	30,805	30,450	(4,470	)(a)	71,191	—		71,191
			14,406	(d)
Income taxes payable	3,416	—	4,470	(a)	7,886	(4,838	)(k)	3,048
Deferred revenue	4,391	—	—		4,391	—		4,391
Current portion of long-term obligations	9,802	—	—		9,802	—		9,802

Total Current Liabilities	66,128	59,602	14,406		140,136	(4,838)		135,298

Long-Term Obligations, Excluding Current Portion	128,905	—	947,000	(b)	949,712	(197,000	)(k)	752,712
			(126,193	)(j)
Deferred Income Tax Liability	4,959	—	(4,291	)(a)	23,212			23,212
			23,850	(f)
			(1,306	)(m)

Other Noncurrent Liabilities	8,787	6,148	—		14,935			14,935

Commitments and Contingencies

Stockholders’ Equity:
Common stock	536	102,730	(102,730	)(g)	536	90	(k)	626
Additional paid-in capital	328,597	15,832	(15,832	)(g)	328,597	258,621	(k)	587,218
Retained earnings	105,948	150,340	(150,340	)(g)	105,498			105,498
			(450	)(j)
Accumulated other comprehensive income (loss)	2,209	217	(2,281	)(m)	(72)			(72)
			(217	)(g)

Total Stockholders’ Equity	437,290	269,119	(271,850)		434,559	258,711		693,270

Total Liabilities and Stockholders’ Equity	$646,069	$334,869	$581,616		$1,562,554	$56,873		$1,619,427

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Six Months Ended June 30, 2007

(In thousands, except per share data)

	Historical
	Six Months Ended	Six Months Ended			LKQ	Equity
	June 30, 2007	June 29, 2007	Pro Forma		Acquistion	Financing
	LKQ	Keystone	Adjustments		Pro Forma	Adjustments		As Adjusted
Revenue	$468,596	$380,864	$(1,805	)(h)	$847,655	$—		$847,655

Cost of goods sold	256,417	208,947	(1,805	)(h)	463,559	—		463,559

Gross margin	212,179	171,917	—		384,096	—		384,096

Facility and warehouse expenses	50,244	—	26,829	(a)	77,073	—		77,073

Distribution expenses	44,388	—	42,287	(a)	86,675	—		86,675

Selling, general and administrative expenses	56,862	—	69,308	(a)	126,170	—		126,170

Selling and distribution expenses	—	102,775	(102,775	)(a)	—	—		—

General and administrative expenses	—	40,469	(40,469	)(a)	—	—		—

Depreciation and amortization	6,781	—	4,820	(a)	13,463	—		13,463
			1,862	(e)

Operating income	53,904	28,673	(1,862)		80,715	—		80,715

Other (income) expense:
Interest expense, net	3,826	19	38,165	(b)	42,010	(11,816	)(l)	30,194
Other (income) expense, net	(675)	(2,478)	—		(3,153)	—		(3,153)

Total other expense	3,151	(2,459)	38,165		38,857	(11,816)		27,041

Income before provision for income taxes	50,753	31,132	(40,027)		41,858	11,816		53,674

Provision for income taxes	20,943	12,338	(15,850	)(i)	17,431	4,680	(l)	22,111

Net income	$29,810	$18,794	$(24,177)		$24,427	$7,136		$31,563

Net income per share:
Basic	$0.56				$0.46			$0.51

Diluted	$0.53				$0.44			$0.49

Weighted average common shares outstanding:
Basic	53,420				53,420			62,420

Diluted	56,123				56,123			64,885

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2006

(In thousands, except per share data)

	Historical
	Fiscal Year Ended	Fiscal Year Ended			LKQ	Equity
	December 31, 2006	March 30, 2007	Pro Forma		Combined	Financing
	LKQ	Keystone	Adjustments		Pro Forma	Adjustments		As Adjusted
Revenue	$789,381	$713,955	$(1,782	)(h)	$1,501,554	$—		$1,501,554

Cost of goods sold	431,832	395,338	(1,782	)(h)	825,388	—		825,388

Gross margin	357,549	318,617	—		676,166	—		676,166

Facility and warehouse expenses	86,298		49,756	(a)	136,054	—		136,054

Distribution expenses	80,088		81,585	(a)	161,673	—		161,673

Selling, general and administrative expenses	102,174		130,864	(a)	233,038	—		233,038

Selling and distribution expenses		199,749	(199,749	)(a)	—	—		—

General and administrative expenses		71,238	(71,238	)(a)	—	—		—

Depreciation and amortization	11,823	—	8,782	(a)	24,329	—		24,329
			3,724	(e)

Operating income	77,166	47,630	(3,724)		121,072	—		121,072

Other (income) expense:
Interest expense, net	5,824	299	73,524	(b)	79,647	(21,454	)(l)	58,193
Other (income) expense, net	(1,479)	(2,936)	—		(4,415)	—		(4,415)

Total other expense	4,345	(2,637)	73,524		75,232	(21,454)		53,778

Income before provision for income taxes	72,821	50,267	(77,248)		45,840	21,454		67,294

Provision for income taxes	28,426	19,943	(30,590	)(i)	17,779	8,500	(l)	26,279

Net income	$44,395	$30,324	$(46,658)		$28,061	$12,954		$41,015

Net income per share:
Basic	$0.84				$0.53			$0.66

Diluted	$0.80				$0.50			$0.64

Weighted average common shares outstanding:
Basic	52,827				52,827			61,827

Diluted	55,817				55,817			64,583

See notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(Dollars in thousands)

1.              Basis of Presentation

The unaudited pro forma condensed combined balance sheet was prepared using the historical balance sheets of LKQ as of June 30, 2007 and Keystone as of June 29, 2007. The unaudited pro forma condensed combined statements of income were prepared using the historical statements of income of LKQ for the six months ended June 30, 2007 and the year ended December 31, 2006 and of Keystone for the six months ended June 29, 2007 (fiscal fourth quarter ended March 30, 2007 combined with fiscal first quarter ended June 29, 2007) and the year ended March 30, 2007.

The unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting. Based upon the terms of the Merger, LKQ is treated as the acquirer of Keystone. Accordingly, we have adjusted the historical consolidated financial information to give effect to the impact of the consideration issued in connection with the Merger. In the unaudited pro forma condensed combined balance sheet, LKQ’s cost to acquire Keystone has been allocated to the assets acquired and liabilities assumed based upon LKQ management’s preliminary estimate of their respective values as of the date of the Merger. Any differences between fair value of the consideration issued and the fair value of the assets and liabilities acquired will be recorded as goodwill. The amounts allocated to acquired assets and liabilities in the unaudited pro forma condensed combined financial statements are based upon LKQ management’s preliminary internal valuation estimates. For these purposes, LKQ management has assumed the fair value of property and equipment is equal to book value. Definitive allocations will be performed and finalized based upon certain valuations and other studies that will be performed by LKQ with the services of outside valuation specialists after the closing of the merger. Accordingly, the purchase price allocation adjustments and related amortization reflected in the following unaudited pro forma condensed combined financial statements are preliminary, have been made solely for the purpose of preparing these statements and are subject to revision based on a final determination of fair value after the closing of the Merger. For example, if the value of the definite-lived intangible assets increased by 10%, annual pro forma operating income would decrease by approximately $372.

2.              Purchase Price

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary as the proposed acquisition has not yet been completed. The following is a preliminary estimate of the purchase price for Keystone:

Estimated purchase price for Keystone	$805,600

Estimated transaction costs	5,230

Total estimated preliminary purchase price	$810,830

The allocation of the estimated preliminary purchase price and the estimated useful lives associated with certain assets are as follows:

	Amount	Estimated useful lives

Net tangible assets at book value	$269,119
Less: write off of existing goodwill	(43,087)
transaction costs to be paid by Keystone	(10,600)

Adjusted book value of assets acquired	215,432
Remaining allocation:
Increase inventory to fair value	2,700
Record identifiable intangible assets at fair value	74,470	20 years
Record EITF 95-3 restructuring liabilities	(14,406)
Deferred tax liability	(18,220)
Goodwill	550,854

Total estimated preliminary purchase price	$810,830

3.                Pro Forma Adjustments

The pro forma adjustments give effect to the acquisition of Keystone under the purchase method of accounting, the entry into and borrowings under the new senior secured financing arrangement, the repayment of LKQ’s existing indebtedness, the proposed offering of 8,500,000 shares of LKQ Corporation common stock and exercise of 500,000 stock options for shares to be sold in the offering by certain of the selling stockholders, and the payment of fees and expenses relating to these transactions. The following pro forma adjustments are based on preliminary estimates, which may change as additional information is obtained:

a.               To reclassify certain balance sheet accounts of Keystone and all of the operating expenses of Keystone in the pro forma condensed combined balance sheet and statements of income to conform to LKQ’s classifications.

b.              To record acquisition debt of $947,000, cash paid for the merger and other transaction costs of $11,936, payment of debt issuance costs of $16,450 and the related decrease in interest income earned and/or increase in interest expense incurred.

c.               To eliminate Keystone’s existing goodwill of $43,087.

d.              To record Keystone’s assets and liabilities at fair value, including $14,406 in accrued EITF 95-3 restructuring liabilities. The cost of goods sold impact of the $2,700 write-up of inventory to fair value has been excluded from the pro forma condensed combined statement of income as it is a non-recurring item.

e.               To record goodwill of $550,854 and acquired intangible assets of $74,470 and amortization of definite-lived intangible assets.

f.                 To record deferred taxes related to identifiable intangible assets and fair value adjustments, where required, at 39.6%, the estimated weighted average statutory tax rate.

g.              To remove the historical equity accounts of Keystone.

h.              To eliminate revenue and cost of goods sold for sales between LKQ and Keystone.

i.                  To record a tax benefit on pro forma adjustments to income related to the merger, at 39.6%, the estimated weighted average statutory tax rate.

j.                  To record repayment of indebtedness under existing credit facility of $126,193 and related writeoff of unamortized debt issuance costs of $450.

k.               To reflect the proposed offering of 8,500,000 shares of LKQ Corporation common stock and exercise of 500,000 stock options for shares to be sold in the offering by certain of the selling stockholders, including $4,838 of income tax benefit from such option exercise resulting in estimated net proceeds of $258,711, and the resulting reduction in debt required to complete the Keystone acquisition and related reduction in debt issuance costs of $3,750.

l.                  To reflect the reduction in interest expense and increase in income tax provision resulting from the reduction in debt due to the proceeds from the proposed offering of 8,500,000 shares of LKQ Corporation common stock and the exercise of 500,000 stock options for shares to be sold in the offering by certain of the selling stockholders.

m.            To reflect the cancellation of Keystone shares previously owned by LKQ and reversal of related deferred tax liability.